Exhibit 99.1

TeleNav Reports Fourth Quarter and Fiscal 2011 Financial Results

Sunnyvale, Calif. – July 28, 2011 –TeleNav, Inc. (NASDAQ:TNAV), one of the largest global wireless location-based services providers, today announced its financial results for the fourth quarter and fiscal year ended June 30, 2011.

Financial Highlights

•	Revenue for the fourth quarter of fiscal 2011 grew 10 percent over the prior year to $54.3 million.

•	Revenue for fiscal 2011 grew 23 percent year over year to $210.5 million.

•	Average monthly paying end users for the fourth quarter of fiscal 2011 increased 53 percent year over year to 24.6 million and increased by 2.1 million sequentially.

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Revenue from strategic growth areas which include automotive, enterprise location-based services (LBS), mobile advertising and commerce and premium LBS was 17 percent of total revenue for the fourth quarter of fiscal 2011 up from 5 percent of total revenue for the fourth quarter of fiscal 2010. For fiscal 2011, revenue from strategic growth areas totaled 13 percent of revenue.

•	Revenue from strategic growth areas in fiscal 2011 grew 165 percent year over year to $26.5 million.

“Our investments in our strategic growth areas have continued to generate positive results. Revenue from automotive, enterprise LBS, mobile advertising and commerce, and premium LBS comprised 17% of total revenue in the June quarter, ahead of our previous expectations of 13%,” said HP Jin, president, CEO and co-founder of TeleNav. “With continued investment and focus, we expect to grow revenue in these categories, both in absolute dollars and as a percentage of total revenue.”

Net income for the fourth quarter of fiscal 2011 was $9.0 million, or $0.20 per diluted share, compared to net income of $11.2 million, or $0.25 per diluted share, for the third quarter of fiscal 2011 and $10.6 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2010. Net income for fiscal 2011 was $42.6 million, or $0.94 per diluted share, compared to net income of $41.4 million, or $0.83 per diluted share, in fiscal 2010.

Non-GAAP net income for the fourth quarter of fiscal 2011 was $10.1 million, or $0.22 per diluted share, compared to non-GAAP net income of $12.2 million, or $0.27 per diluted share, for the third quarter of fiscal 2011 and $13.0 million, or $0.31 per diluted share, for the fourth quarter of fiscal 2010. For fiscal 2011, non-GAAP net income was $46.3 million, or $1.03 per diluted share, compared to $45.1 million, or

$1.16 per diluted share, in fiscal 2010. TeleNav’s Non-GAAP net income excludes stock-based compensation expense net of the related tax effect. The shares used in the calculation of non-GAAP net income per share assume the conversion of all outstanding preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later.

Cash, cash equivalents, and short-term investments were $203.3 million as of June 30, 2011. Cash utilized from operations for the fourth quarter of fiscal 2011 was $6.3 million.

Recent Business Highlights

•	In July 2011, TeleNav’s branded iPhone navigation app became one of the most highly ranked navigation apps for iPhone in both the paid and free categories having only been launched in March 2011.

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In July 2011, AT&T Navigator 3.0 was launched, which is based on TeleNav’s new 7.0 platform. TeleNav’s new 7.0 platform included a new design with significant improvements in usability. AT&T Navigator 3.0 offers visual improvements with new animations and views within the navigation screen to provide more route detail, as well as more detail on highway interchanges and junctions.

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In June 2011, TeleNav and the Mondadori Group, the largest Italian publisher of books, magazines and advertising, announced the launch of Panorama Drive, a new GPS search and navigation service for iPhone customers in Western Europe.

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In May 2011, TeleNav signed an exclusive strategic partnership agreement with MapMyIndia, one of the largest map and content suppliers for the Indian market, to offer TeleNav connected navigation services to Indian wireless carriers.

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In May 2011, Verizon Wireless began offering TeleNav Asset Tracker™ to its enterprise customers. These customers now have access to near real-time location information, as well as critical activity alerts, for cargo, delivery trucks or other mobile assets using GPS-enabled wireless devices and TeleNav’s technology.

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In July 2011, TeleNav reached a preliminary settlement with plaintiffs to settle federal securities law claims in a civil class action lawsuit related to TeleNav’s Registration Statement and Prospectus issued in connection with its initial public offering. The preliminary settlement is subject to a definitive agreement and final approval of the court and is not expected to have an adverse impact to TeleNav’s financial results or cash flow.

Business Outlook

TeleNav offers the following guidance for the quarter ending September 30, 2011:

•	Total revenue is expected to be $50.0 to $52.0 million;

•	Gross margins are expected to be approximately 80 percent;

•	Non-GAAP operating expenses are expected to be $27.0 to $28.0 million, and excludes approximately $1.4 million in stock-based compensation;

•	GAAP net income is expected to be $7.0 to $8.0 million;

•	GAAP diluted net income per share is expected to be $0.15 to $0.17;

•	Non-GAAP net income is expected to be $8.0 to $9.0 million;

•	Non-GAAP diluted net income per share is expected to be $0.17 to $0.19;

•	Effective tax rate is expected to be approximately 38 percent;

•	Weighted-average diluted shares outstanding are expected to be approximately 46 million.

TeleNav offers the following guidance for the fiscal year ending June 30, 2012:

•	Total revenue is expected to be $215.0 to $225.0 million;

•	Gross margins are expected to be 76 to 77 percent;

•	Non-GAAP operating expenses are expected to be $119.0 to $123.0 million, and excludes approximately $6.0 million in stock-based compensation;

•	GAAP net income is expected to be $24.0 to $28.0 million;

•	GAAP diluted net income per share is expected to be $0.50 to $0.60;

•	Non-GAAP net income is expected to be $28.0 to $32.0 million;

•	Non-GAAP diluted net income per share is expected to be $0.58 to $0.68;

•	Effective tax rate is expected to be approximately 38 percent;

•	Weighted-average diluted shares outstanding are expected to be 46 to 47 million.

The above information concerning the forecasts for the quarter ending September 30, 2011 and the fiscal year ending June 30, 2012, represent the company’s outlook only as of the date hereof, and TeleNav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call

The company will host an investor conference call and live webcast today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its fourth quarter and fiscal year 2011 results and outlook for the first quarter of fiscal 2012. To access the conference call, dial 888-806-6203 or 913-312-1509 and enter pass code 8294057. The webcast will be accessible on TeleNav’s investor relations website at http://investor.telenav.com/. A replay of the conference call will be available approximately two hours after its completion and will be available through Tuesday, August 2, 5:00 p.m. PDT. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 8294057.

Use of Non-GAAP Financial Measures

TeleNav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income and non-GAAP earnings per share information included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors and consultants. Stock-based compensation expense has been and will continue to be a significant recurring noncash expense for TeleNav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a noncash charge that we exclude from non-GAAP net income.

Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of the tax effect of the GAAP stock compensation expenses that are being eliminated to arrive at the non-GAAP expenses.

The shares used to compute non-GAAP basic and diluted net income per share for fiscal 2010 include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2010, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

For purposes of calculating non-GAAP basic net income per share, we excluded from the fiscal 2010 calculations of net income applicable to common shareholders the accretion costs of dividends on certain convertible preferred stock.

TeleNav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and fiscal year growth rates that are not influenced by certain noncash charges and therefore are helpful in understanding TeleNav’s underlying operating results. These non-GAAP measures are some of the primary measures TeleNav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Forward Looking Statements

This press release contains forward-looking statements that are based on TeleNav’s management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning TeleNav’s anticipated or assumed future financial results, shares outstanding and anticipated business activities. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in TeleNav’s quarterly and annual operating results; TeleNav’s dependence on Sprint and AT&T for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom TeleNav provides services; competition from other market participants who may provide comparable services to subscribers without charge; TeleNav’s inexperience in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of TeleNav’s products offered by Ford; TeleNav’s ability to offer premium services successfully; TeleNav’s inexperience in the mobile advertising market; TeleNav’s ability to successfully offer and achieve customer acceptance of its non-US navigation offerings; TeleNav’s ability to grow its enterprise business; TeleNav’s ability to estimate and sustain or increase its revenue and profitability; TeleNav’s ability to attract, migrate and retain new wireless carriers and auto manufacturers and automotive equipment suppliers; TeleNav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon TeleNav’s financial results; the introduction of new products by competitors or the entry of new competitors into the markets for TeleNav’s services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About TeleNav, Inc.

TeleNav, Inc. is a leading provider of consumer LBS enterprise LBS and automotive LBS with more than 24 million paying subscribers as of June 30, 2011. TeleNav’s solutions provide consumers, wireless service providers, enterprises and automakers with location-specific, real-time, personalized services such as GPS navigation, local search, mobile advertising, mobile commerce, location tracking and workflow automation. TeleNav’s technology is available across more than 600 types of mobile phones, all major mobile phone operating systems and a broad range of wireless network protocols. TeleNav’s service providers and partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Cincinnati Bell, Ford Motor Company, NII Holdings, QNX Software Systems, Rogers, Sprint Nextel, Telcel, T-Mobile UK, T-Mobile USA, U.S. Cellular, Verizon Wireless and Vivo Brazil.

For more information on TeleNav, please visit www.telenav.com. Follow TeleNav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.

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Copyright 2011 TeleNav, Inc. All Rights Reserved.

“TeleNav,” the TeleNav logo, and “telenav.com” are registered and unregistered trademarks and/or service marks of TeleNav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

Media Contacts:

Mary Beth Lowell

TeleNav, Inc.

425.531.0122

marybethl@telenav.com

Investor Relations:

Cynthia Hiponia

The Blueshirt Group (for TeleNav)

408.990.1265

IR@telenav.com

TeleNav, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2011	June 30, 2010 *
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$24,053	$112,862
Short-term investments	179,257	—
Accounts receivable, net of allowances of $356 and $246, respectively	30,711	37,322
Deferred tax assets	2,951	3,247
Prepaid expenses and other current assets	9,654	3,020

Total current assets	246,626	156,451
Property and equipment, net	9,079	9,637
Deferred tax assets, non-current	1,589	1,874
Deposits and other assets	3,333	5,758

Total assets	$260,627	$173,720

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,176	$2,507
Accrued compensation	7,847	5,583
Accrued royalties	4,154	2,988
Other accrued expenses	4,308	2,721
Deferred revenue	48,490	6,746
Income taxes payable	49	1,028

Total current liabilities	68,024	21,573
Deferred revenue, non-current	471	172
Other liabilities	3,666	2,938

Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 42,984 shares issued and 41,823 outstanding at June 30, 2011, and 42,140 issued and outstanding at June 30, 2010	42	42
Additional paid-in capital	115,064	109,687
Accumulated other comprehensive income	537	399
Retained earnings	72,823	38,909

Total stockholders’ equity	188,466	149,037

Total liabilities and stockholders’ equity	$260,627	$173,720

*	Derived from audited consolidated financial statements as of and for the year ended June 30, 2010

TeleNav, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2011	2010	2011	2010 *
	(unaudited)	(unaudited)	(unaudited)
Revenue	$54,259	$49,510	$210,491	$171,162
Cost of revenue	10,301	8,351	40,720	29,481

Gross profit	43,958	41,159	169,771	141,681

Operating expenses:
Research and development	15,795	13,473	56,534	41,556
Sales and marketing	7,657	4,674	24,886	17,197
General and administrative	5,587	5,243	19,757	14,518

Total operating expenses	29,039	23,390	101,177	73,271

Income from operations	14,919	17,769	68,594	68,410

Interest income	389	41	965	114
Other income (expense), net	34	(118)	208	(521)

Income before provision for income taxes	15,342	17,692	69,767	68,003
Provision for income taxes	6,331	7,080	27,193	26,593

Net income	$9,011	$10,612	$42,574	$41,410

Net income applicable to common stockholders	$9,011	$8,936	$42,574	$25,560

Net income per share applicable to common stockholders:
Basic	$0.22	$0.32	$1.01	$1.64
Diluted	$0.20	$0.24	$0.94	$0.83
Weighted average shares used in computing net income applicable to common stockholders:
Basic	41,709	27,624	41,975	15,569
Diluted	45,618	37,481	45,086	30,833

*	Derived from audited consolidated financial statements as of and for the year ended June 30, 2010

TeleNav, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended June 30,
	2011	2010 *
	(unaudited)
Operating activities
Net income	$42,574	$41,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,709	5,098
Accretion of premium on short-term investments	2,630	—
Stock-based compensation expense	4,137	4,927
Write-off of capitalized software	714	—
Revaluation of preferred stock warrants	—	346
Excess tax benefit from stock-based compensation	(1,666)	(375)
Changes in operating assets and liabilities:
Accounts receivable	6,602	(13,384)
Deferred income taxes	581	(2,645)
Prepaid expenses and other current assets	(6,634)	17
Other assets	964	(1,243)
Accounts payable	406	587
Accrued compensation	2,264	1,799
Accrued royalties	1,166	(347)
Accrued expenses and other liabilities	2,315	3,412
Income taxes payable	875	1,402
Deferred revenue	42,043	3,446

Net cash provided by operating activities	106,680	44,450

Investing activities
Purchases of property and equipment	(4,898)	(7,375)
Additions to capitalized software	(1,234)	(2,440)
Purchases of short-term investments	(241,269)	—
Proceeds from sales and maturities of short-term investments	59,703	—

Net cash used in investing activities	(187,698)	(9,815)

Financing activities
Proceeds from exercise of stock options	2,623	457
Proceeds from initial public offering, net of issuance costs	—	44,638
Proceeds from exercise of Series E preferred stock warrants	—	862
Repurchase of common stock	(12,024)	(1,228)
Excess tax benefit from stock-based compensation	1,666	375

Net cash (used in) provided by financing activities	(7,735)	45,104

Effect of exchange rate changes on cash and cash equivalents	(56)	(5)

Net (decrease) increase in cash and cash equivalents	(88,809)	79,734
Cash and cash equivalents, at beginning of period	112,862	33,128

Cash and cash equivalents, at end of period	$24,053	$112,862

Supplemental disclosure of cash flow information
Income taxes paid	$26,995	$23,737

*	Derived from audited consolidated financial statements as of and for the year ended June 30, 2010

TeleNav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands except for per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2011	2010	2011	2010
GAAP net income	$9,011	$10,612	$42,574	$41,410
Stock-based compensation:
Cost of revenue	27	4	97	18
Research and development	545	1,863	1,965	2,604
Sales and marketing	332	170	1,003	516
General and administrative	338	1,443	1,072	1,789

Total stock-based compensation	1,242	3,480	4,137	4,927
Tax effect of adding back stock-based compensation	(105)	(1,114)	(415)	(1,208)

Non-GAAP net income	$10,148	$12,978	$46,296	$45,129

Shares used in computing GAAP basic net income per share	41,709	27,624	41,975	15,569
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	11,031	—	20,161

Shares used in computing non-GAAP basic net income per share	41,709	38,655	41,975	35,730

Shares used in computing GAAP diluted net income per share	45,618	37,481	45,086	30,833
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	4,424	—	8,014

Shares used in computing non-GAAP diluted net income per share	45,618	41,905	45,086	38,847

Non-GAAP basic net income per share	$0.24	$0.34	$1.10	$1.26
Non-GAAP diluted net income per share	$0.22	$0.31	$1.03	$1.16